                                  EXHIBIT 10.11

MISSOURI
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                       DEED OF TRUST, ASSIGNMENT OF RENTS
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                             AND SECURITY AGREEMENT
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         THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (herein "Instrument") is made this 15th day of May, 1997, between the Mortgagor, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware Limited Partnership whose mailing address is 20 South Third Street, Columbus, Ohio 43215-3602 (herein "Borrower"), the Trustee, William A. Denney, whose mailing address is 2600 Grand Avenue, Kansas City, Missouri 64108 (herein "Trustee") and the Mortgagee, THE HUNTINGTON NATIONAL BANK, a national banking association, having an office at 41 South High Street, Columbus, Ohio 43215 , as Administrative Agent for KeyBank National Association, The Huntington National Bank and certain other banks who are or may hereafter become signatories to a certain Second Amended and Restated Loan Agreement, dated May 15, 1997, by and among The Huntington National Bank, KeyBank National Association, the other banks signatory thereto, Glimcher Properties Limited Partnership, Glimcher Realty Trust and Glimcher Properties Corporation (the "Loan Agreement"). The Huntington National Bank in its capacity as Administrative Agent is hereinafter referred to as "Huntington".

         WHEREAS, pursuant to the Loan Agreement, the provisions of which are made a part hereof, Borrower has agreed to borrow, on a revolving credit basis, up to a maximum principal indebtedness of One Hundred Ninety Million and No/100 Dollars ($190,000,000.00), which indebtedness will be advanced from time to time after the date hereof, partially repaid and readvanced prior to the maturity date; and

         WHEREAS, the indebtedness is or will be evidenced by Borrower's promissory notes and letter of credit reimbursement agreements executed from time to time (herein "Notes") in the aggregate principal amount of One Hundred Ninety Million and No/100 Dollars ($190,000,000.00), with the balance of the indebtedness, if not sooner paid, due and payable on July 31, 1998; and

         IN CONSIDERATION OF SUCH INDEBTEDNESS AND THE TRUST HEREIN CREATED AND TO SECURE TO LENDER (a) the repayment of the indebtedness evidenced by the Notes, with interest thereon, and all renewals, extensions and modifications thereof; (b) the repayment of the indebtedness evidenced by other notes issued from time to time pursuant to the Loan Agreement; (c) the performance of the covenants and agreements of Borrower contained in the Loan Agreement; (d) the payment of all other sums with interest thereon advanced in accordance herewith to protect the security of this Instrument; and (e) the performance of the covenants and agreements of Borrower contained herein, Borrower does hereby irrevocably grant, bargain and sell, convey, grant a security interest in and confirm to Trustee, in trust, with power of sale, the following described property:

         The property is described on Exhibit "A" attached hereto and incorporated herein by reference.

                   TOGETHER WITH the following, whether now owned or hereafter acquired by Borrower: (a) all improvements now or hereafter attached to or placed, erected, constructed or developed on the Property (collectively the "Improvements"); (b) all fixtures, furnishings, equipment, inventory, and other articles of personal property (collectively the "Personal Property") that are now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed or that may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Improvements or the Property;
(c) all water and water rights, timber, crops, and mineral interests pertaining to the Property; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Improvements or the Property; (e) all plans and specifications for the Improvements; (f) all contracts relating to the Property, the Improvements or the Personal Property;
(g) all deposits (including, without limitation, tenants' security deposits), bank accounts, funds, documents, contract rights, accounts, commitments, construction agreements, architectural agreements, general intangibles (including, without limitation, trademarks, trade names and symbols), instruments, notes and chattel paper arising from or by virtue of any transactions related to the Property, the Improvements or the Personal Property; (h) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Property, the Improvements or the Personal Property; (i) all proceeds arising from or by virtue of the sale, lease or other disposition of the Property, the Improvements, the Personal Property or any portion thereof or interest therein;
(j) all proceeds (including, without limitation, premium refunds) of each policy of insurance relating to the Property, the Improvements or the Personal Property; (k) all proceeds from the taking of any of the Property, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof (including, without limitation, change of grade of streets, curb cuts or other rights of access), for any public or quasi-public use under any law; (l) all right, title and interest of Borrower in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Property; (m) all of the leases, licenses, occupancy agreements, rents (including without limitation, room rents), royalties, bonuses, issues, profits, revenues or other benefits of the Property, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder; (n) all rights, hereditaments and appurtenances pertaining to the foregoing; and (o) other interests of every kind and character that Borrower now has or at any time hereafter acquires in and to the Property, Improvements, and Personal Property described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Borrower with respect thereto (all of the same, including the Property, collectively the "Mortgaged Property").

         TO HAVE AND TO HOLD the Property IN TRUST for the benefit of Huntington, its successors and assigns, forever, for the purposes and uses herein set forth.

         Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant, convey and assign the Mortgaged Property, that the Mortgaged Property is unencumbered except for the lien of this Instrument; the lien of real estate taxes and assessments not yet due; the rights of tenants in possession under leases and other matters and encumbrances approved by Huntington for inclusion in the lender's policy of title insurance issued by Chicago Title Insurance Company insuring the lien of this Instrument (the "Permitted Exceptions"), and that Borrower will warrant and defend generally the title to the Property against all claims and demands, whatsoever, except for those items set forth above.

         THIS INSTRUMENT SECURES FUTURE ADVANCES AND OTHER FUTURE
OBLIGATIONS INCLUDING, WITHOUT LIMITATION, THE STATED PRINCIPAL
INDEBTEDNESS OF $190,000,000.00. THIS INSTRUMENT IS TO BE GOVERNED BY MO. REV. STAT. SECTION 443.055.

         The Notes, the Loan Agreement, this Instrument, the other notes issued from time to time pursuant to the Loan Agreement, the Reimbursement Agreements, and any other document evidencing or securing or guaranteeing the indebtedness secured hereby are hereinafter collectively referred to as ("Loan Documents").

         Borrower and Huntington covenant and agree as follows:

                  1. TITLE. Borrower represents that it has good and marketable title in fee simple to the Mortgaged Property, except for rights of tenants in possession under leases, current real estate taxes and assessments and other matters and encumbrances approved by Huntington for inclusion in the lender's policy of title insurance issued by Chicago Title Insurance Company insuring the lien of the Mortgage (the "Permitted Exceptions"). If the interest of Huntington in the Mortgaged Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Borrower hereby authorizes Huntington, at Borrower's expense, to take all necessary and proper steps for the defense of such interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such interest. Any sums so expended by Huntington shall be charged against Borrower and collectible in accordance with the terms of Section 12 hereof.

         2. FURTHER ASSURANCES. Borrower, upon the request of Huntington, shall execute, acknowledge, deliver, file and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of the Loan Documents and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, improvements or appurtenances to the Mortgaged Property.

         3. SUBROGATION FOR FURTHER SECURITY. Huntington shall be subrogated for its further security to the lien, although released of record, of any and all encumbrances paid with any advance of Indebtedness; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Huntington and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Huntington is subrogated.

         4. STATUS QUO. Except as expressly permitted herein or except with the written consent of Huntington, which consent may be withheld in Huntington's sole discretion, Borrower shall not (a) sell, assign, mortgage, pledge, lease or otherwise convey or further encumber the Mortgaged Property, or any portion thereof, or legal, equitable or beneficial interest therein; (b) sell, assign, pledge or otherwise transfer any beneficial interests in Borrower which individually or in the aggregate would have the effect of transferring the power to direct the operations of Borrower or the Mortgaged Property; (c) contract for any of the same; (d) permit the Mortgaged Property, or any portion thereof, or legal, equitable or beneficial interest therein, to be subject to any superior or inferior lien or encumbrance; (e) subdivide, resubdivide or submit to the condominium form of ownership all or any portion of the Mortgaged Property, or any portion thereof; or (f) initiate or acquiesce in any change in the zoning classification of the Property or any portion thereof.

         5. PAYMENT OF INDEBTEDNESS. Borrower shall promptly pay the Indebtedness as the same becomes due and payable.

         6. ESTOPPEL CERTIFICATE. Borrower shall furnish to Huntington within ten (10) days of any written request of Huntington, a written statement, duly acknowledged by Borrower, setting forth the sums secured by the Mortgage and any right of set-off, counterclaim or other defense which Borrower alleges to exist against such sums and obligations secured by the Mortgage.

         7. TAXES AND OTHER IMPOSITIONS. Borrower shall promptly pay before delinquency all taxes, assessments, charges, fines or impositions, general, local or special (collectively the "Impositions"), levied upon the Mortgaged Property, or any part thereof, or upon Huntington's interest therein, or upon the Mortgage or the Indebtedness, by any duly or legally constituted public authority, municipality, township, county or state or the United States, and upon request, will provide evidence of the payment thereof to Huntington; provided that Borrower, at Borrower's own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any Impositions, in which event Borrower may defer the payment thereof for such period as such contest shall be actively prosecuted and shall be pending undetermined; further provided, however, that Borrower shall not allow any such Impositions so contested to remain unpaid for such length of time as shall permit all or any portion of the Mortgaged Property, or the lien thereon created by such item, to be sold by federal, state, county or municipal authority for the nonpayment thereof. Pending any such contest, Borrower shall maintain adequate book reserves with respect to such Impositions being contested.

         In the event that one or more of the Impositions on Huntington's interest in the Mortgaged Property, the Mortgage or the Indebtedness cannot be lawfully paid by Borrower, then the Mortgaged Property shall be withdrawn from the Collateral Pool (as such team is defined in the Loan Agreement). In the event the withdrawal of the Mortgaged Property from the Collateral Pool causes Borrower not to be in compliance with the required loan to value ratio under the Loan Agreement, Borrower may either furnish substitute property, as provided in
Section 7 of the Loan Agreement, or pay down the Indebtedness in an amount which will bring the loan to value ratio into compliance.

         8. INSURANCE AND INDEMNIFICATION. Borrower shall provide, maintain and keep in force at all times the following policies of insurance:

                  (a) Insurance against loss or damage to the Improvements and the Personal Property caused by fire and any of the risks covered by insurance of the type now known as "coverage against all risks of physical loss", in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements and the Personal Property and sufficient to prevent Borrower and Huntington from becoming co-insurers, and otherwise with terms and conditions acceptable to Huntington;

                  (b) Comprehensive broad form general liability insurance, insuring against any and all claims for personal injury, death or property damage occurring on, in or about the Property, the Improvements and the adjoining streets, sidewalks and passageways, subject to a combined single limit of not less than Two Million Dollars ($2,000,000.00) for personal injury, death or property damage arising out of any one accident and a general aggregate limit of not less than Five Million Dollars ($5,000,000.00), and otherwise with terms and conditions acceptable to Huntington;

                  (c) Worker's compensation insurance (including employer's liability insurance, if available and requested by Huntington) for all employees of Borrower engaged on or with respect to the Property and the Improvements in the limits established by law or, if limits are not so established, in such amounts as are acceptable to Huntington;

                  (d) During the course of any development or construction of the Improvements, builder's completed value risk insurance against "all risks of physical loss", including collapse and transit coverage, in the amounts set forth in Subsection 8(a) above, and otherwise with terms and conditions acceptable to Huntington;

                  (e) Upon obtaining a certificate of occupancy for the Improvements or any portion thereof, business interruption insurance and/or loss of "rental value" insurance in an amount not less than the appraised rentals for the Mortgaged Property for a minimum of twelve (12) months, and otherwise with terms and conditions acceptable to Huntington;

                  (f) If the Improvements are located in a federally-designated flood hazard area, then flood hazard coverage, in the maximum amount available and otherwise with terms and conditions acceptable to Huntington; and

                  (g) Such other insurance coverage, and in such amount, as may from time to time be required by Huntington against the same or other hazards.

         All such policies shall be in a form acceptable to Huntington. Each policy of casualty insurance shall contain a mortgagee clause, substantially in the form of the standard New York mortgagee clause or otherwise acceptable to Huntington, showing Huntington as loss payee. Each policy of liability insurance shall show Huntington as an additional insured. Unless the policy so provides, each policy of insurance required by the terms of the Mortgage shall contain an endorsement by the insurer, for the benefit of Huntington, (i) that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of said insurance, (ii) that any rights of set-off, counterclaim or deductions against Borrower are waived and (iii) that such policy shall not be canceled or changed except upon not less than thirty (30) days prior written notice delivered to Huntington.

         All such insurance policies and renewals thereof shall be written by companies with a BEST'S INSURANCE REPORTS policy holders rating of A+ and a financial size category of Class XV or be expressly approved by Huntington in writing.

         Huntington shall have the right to hold the policies, or certificates thereof acceptable to Huntington with certified copies of the policies, and Borrower shall promptly furnish to Huntington all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of any such policy, Borrower shall deliver to Huntington a renewal policy, or certificate thereof, in form acceptable to Huntington.

         If Huntington is made a party defendant to any litigation concerning the Loan Documents or the Mortgaged Property or any part thereof or interest therein or the occupancy thereof by Borrower, then Borrower shall indemnify, defend and hold Huntington harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Huntington in any such litigation, whether or not any such litigation is prosecuted to judgment. Borrower waives any and all right to claim or recover against Huntington, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Mortgaged Property, other property of Borrower or the property of others under control of Borrower from any cause insured against or required to be insured against by the provisions of the Mortgage.

         Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section unless Huntington has approved the insurance company and the form and content of the insurance policy, including, without limitation, the naming thereon of Huntington as a named insured with loss payable to Huntington under a standard mortgage clause of the character above described. Borrower shall immediately notify Huntington whenever any such separate insurance is taken out and shall promptly deliver to Huntington copies of the policies and certificates evidencing such insurance.

         Nothing contained in this Section 8 shall prevent Borrower from keeping the Improvements and Personal Property insured or causing the same to be insured against the risks referred to in this Section 8 under a policy or policies of blanket insurance which may cover other property not subject to the lien of the Mortgage; provided, however, that any such policy of blanket insurance (i) shall specify therein the amount of the total insurance allocated to the Improvements and Personal Property, which amount shall be not less than the amount otherwise required to be carried under the Mortgage; (ii) shall not contain any clause which would result in the insured thereunder becoming a co-insurer of any loss with the insurer under such policy; and (iii) shall in all other respects comply with the provisions of the Mortgage.

         In the event the damage or destruction to the Improvements is in an amount of $500,000.00 or less, and provided there is no Event of Default, as hereinafter defined, the insurance proceeds shall be paid to Borrower, and used by Borrower to (i) repair or restore the Improvements to the same condition in which they were prior to the Casualty, or (ii) for its own purposes, after first making such repairs to the remaining Improvements so that the same may continue as a first class shopping center, both architecturally and aesthetically. In the event Borrower should elect option (ii) above, if a material decrease in the fair market value of the Mortgaged Property is indicated, Huntington shall be entitled, at its option, to cause the Mortgaged Property to be reappraised at Borrower's expense to satisfy itself of continued compliance by Borrower with the loan to value ratio required by the Loan Agreement. In the event the results of such reappraisal causes Borrower not to be in compliance with the required loan to value ratio, Borrower may either furnish substitute property, as provided for in Section 7 of the Loan Agreement, or pay down the Indebtedness in an amount which will bring the loan to value ratio into compliance.

         In the event the damage or destruction to the Improvements is in an amount in excess of $500,000.00, and provided there is no Event of Default, as hereinafter defined, the insurance proceeds are to be applied toward the restoration of the Improvements. Such sums shall be deposited in escrow with Huntington as escrow agent for the purpose of repairing, restoring or reconstructing the Improvements. Such proceeds shall be disbursed by Huntington as work progresses, provided that prior to any disbursement, Huntington is in receipt of proof reasonably satisfactory to it that: (i) the work has been completed, (ii) there are no outstanding mechanics liens or materialmen's liens, and (iii) that all charges, costs and expenses incurred with respect to work completed have been paid in full or will be paid in full with such proceeds. Prior to the release of any proceeds, Huntington must be satisfied that repair, restoration or reconstruction of the damaged or destroyed Improvements will be substantially equal in size, quality and value to the Improvements then presently erected on the Mortgaged Property as existed immediately prior to the loss and the plans and specifications therefor must be approved by Huntington. In the event Huntington believes it is necessary in order to establish value, Huntington may, at its option, cause the Mortgaged Property to be reappraised at Borrower's expense. All insurance proceeds shall be payable to Huntington. The adjustment of such insurance proceeds with the carrier must be approved by Huntington.

         Anything in this Section 8 to the contrary notwithstanding, if there shall be an Event of Default, as hereinafter defined, the insurance proceeds shall, at the sole option of Huntington, be applied by Huntington to the Indebtedness in such order as Huntington may determine.

         9. ESCROW. Borrower, in order to more fully protect the security of the Mortgage, does hereby covenant and agree that, if Borrower shall fail to timely pay taxes, assessments or insurance premiums as provided above, or in the event of any other default and Huntington does not then elect to exercise its other remedies, then Borrower shall, upon request of Huntington, pay to Huntington on the first day of each month, until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12) of the known or estimated yearly taxes, assessments, premiums for such insurance as may be required by the terms hereof and, if applicable, any replacement reserve amounts payable by Borrower. Huntington shall hold such monthly payments which may be mingled with its general funds, without obligation to pay interest thereon, unless otherwise required by applicable law, to pay such taxes, assessments, and insurance premiums when due. Borrower agrees that sufficient funds shall be so accumulated for the payment of said charges one (1) month prior to the due date thereof and that Borrower shall furnish Huntington with proper statements covering the same fifteen (15) days prior to the due dates thereof. In the event of foreclosure of the Mortgage, or if Huntington should take a deed in lieu of foreclosure, the amount so accumulated shall be credited on account of the unpaid principal or interest. If the total of the monthly payments as made under this Section 9 shall exceed the payments actually made by Huntington, such excess shall be credited on subsequent monthly payments of the same nature, but if the total of such monthly payments so made under this Section 9 shall be insufficient to pay such taxes, assessments, and insurance premiums then due, then said Borrower shall pay upon demand the amount necessary to make up the deficiency, which payments shall be secured by the Mortgage. To the extent that all the provisions of this Section 9 for such payments of taxes, assessments, and insurance premiums to Huntington, are complied with, Borrower shall be relieved of compliance with the covenants contained in Sections 7 and 8 herein as to the amounts paid only, but nothing contained in this Section 9 shall be construed as in any way limiting the rights of Huntington at its option to pay any and all of said items when due.

         10. WASTE; REPAIR. Borrower shall neither commit nor permit any waste on the Property and shall keep all Improvements now or hereafter erected on the Property in good condition and repair.

         11. ALTERATIONS; CONSTRUCTION. Borrower shall have the right to remove, demolish or alter any of the Improvements, now existing or hereafter constructed on the Property, or any of the Personal Property in or on the Property or Improvements, to the extent that the value of same is not diminished. If Huntington believes that there has been a material decrease in value following any such removal, demolition, or alteration, it may, at its option, cause the Mortgaged Property to be reappraised at Borrower's expense.

         12. ADVANCES SECURED BY MORTGAGE. Upon failure of Borrower to comply with any of these covenants and agreements as to the payment of taxes, assessments, insurance premiums, repairs, protection of the Mortgaged Property or Huntington's lien thereon, and other charges and the costs of procurement of title evidence and insurance as aforesaid, Huntington may, at its option, pay the same, and any sums so paid by Huntington, together with the reasonable fees of counsel employed by Huntington in consultation and in connection therewith, shall be charged against Borrower, shall be immediately due and payable by Borrower, shall bear interest at the Default Rate of Interest (as defined in the Notes) and shall be a lien upon the Mortgaged Property and be secured by the Mortgage and may be collected in the same manner as the principal debt hereby secured.

         13. USE. Unless Huntington otherwise agrees in writing, Borrower shall not allow changes in the nature of the occupancy for which the Property and Improvements were intended at the time the Mortgage was executed. Borrower shall comply with the laws, ordinances, regulations and requirements of any governmental body applicable to the Mortgaged Property, both during the construction of any Improvements on the Property and subsequent to the completion thereof, and Borrower shall not permit the use thereof for any illegal purpose.

         14. INSPECTION. Any person authorized by Huntington shall have the right to enter upon and inspect the Mortgaged Property after reasonable notice to Borrower and during normal business hours. Huntington shall have no duty, however, to make such inspections. Any inspection of the Mortgaged Property by Huntington shall be entirely for its benefit, and Borrower shall in no way rely or claim reliance thereon.

         15. MINERALS. Without the prior written consent of Huntington, there shall be no drilling or exploring for, or extraction, removal, or production of, minerals from the surface or subsurface of the Property. The term "minerals" as used herein shall include, without limitation, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

         16. CONDEMNATION. If all the Mortgaged Property and Improvements are taken or acquired in any condemnation proceeding or by exercise of the right of eminent domain or, with Huntington's consent, by any conveyance in lieu thereof, the amount of any award or other payment for such taking, or conveyance or damages made in consideration thereof, to the extent of the full amount of the then remaining unpaid Indebtedness, is hereby assigned to Huntington, and Huntington is empowered to collect and receive the same and to give proper receipts therefor in the name of Borrower, and the same shall be paid forthwith to Huntington. Such award or payment so received by Huntington shall be applied to the Indebtedness (whether or not then due and payable).

         In the event a portion of the Property Improvements are acquired in any condemnation proceeding or by the exercise of the right of eminent domain, to the extent that the damage to the Property or improvements is in the amount of $500,000.00 or less, and provided there is no Event of Default, as hereinafter defined, the proceeds of any such condemnation or eminent domain award shall be paid to Borrower, who shall use such proceeds as provided for in paragraph 8 hereof with respect to the disbursement of insurance proceeds where the damage or destruction is in an amount of $500,000.00 or less. The provisions of paragraph 8 with respect to reappraisal and substitute property where there is damage or destruction in an amount of $500,000.00 or less shall apply as if fully rewritten.

         In the event the damage to the Improvements or Property by virtue of such condemnation proceeding or eminent domain proceeding is in an amount in excess of $500,000.00, and provided there is no Event of Default, as hereinafter defined, the proceeds of such eminent domain or condemnation award shall be deposited in escrow with Huntington as escrow agent for the purpose of repairing, restoring, or reconstructing the Improvements and/or Property, and shall be disbursed by Huntington in accordance with the provisions of paragraph 8 hereof with respect to the disbursement of insurance proceeds, where the damage or destruction is in an amount of $500,000.00 or greater. The conditions to disbursement, including the requirement that Huntington be satisfied that the repaired or restored Improvements would be equal in size, quality and value to those which existed previously, and the right to cause the Mortgaged Property to be reappraised, as provided for where there is damage or destruction of $500,000.00 or greater, shall be applicable as if fully rewritten.

         Anything in this Section 16 to the contrary notwithstanding, if there shall be an Event of Default, as hereinafter defined, the proceeds of such eminent domain or condemnation award shall, at the sole option of Huntington, be applied by Huntington to the Indebtedness in such order as Huntington may determine.

         17. ASSIGNMENT OF RENTS AND LEASES.

                  (a) Borrower hereby absolutely and unconditionally assigns, transfers and sets over unto Huntington and Huntington's successors and assigns all present and future leases covering all or any part of the Mortgaged Property (the "Leases"), together with any extensions or renewals thereof and any guaranties of any tenants' obligations thereunder, and all of the rents, royalties, bonuses, income, receipts, revenues, issues and profits now due or which may hereafter become due under the Leases or any extensions or renewals thereof, as well as all moneys due and to become due to Borrower under the Leases for services, materials or installations supplied whether or not the same were supplied under the terms of the Leases, all liquidated damages following default under the

Leases and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property (such rents, income, receipts, revenues, issues, profits and other moneys assigned hereby are hereinafter collectively called "Rents"), together with any and all rights and remedies which Borrower may have against any tenant under any of the Leases or others in possession of the Mortgaged Property or any part thereof for the collection or recovery of Rents so assigned. Prior to an Event of Default, as hereinafter defined, Borrower shall have a license to collect and receive all Rents as trustee for the benefit of Huntington and Borrower.

                  (b) Borrower hereby represents, warrants and agrees that:

                        (i) Borrower has good title to the Leases and Rents hereby assigned and has the right, power and capacity to make this assignment. No person or entity other than Borrower has or will have any right, title or interest in or to the Leases or Rents, except for the Permitted Encumbrances.

                        (ii) Borrower shall, at Borrower's sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases and give prompt notice to Huntington of any failure to do so. Borrower shall use all reasonable efforts to enforce or secure the performance of each and every obligation and undertaking of the tenants under the Leases and shall appear in and prosecute or defend any action or proceeding arising under, or in any manner connected with, the Leases or the obligations and undertakings of the tenants thereunder.

                        (iii) Borrower shall generally operate and maintain the Mortgaged Property in a manner to insure maximum Rents.

                        (iv) Borrower shall not pledge, transfer, mortgage or otherwise encumber or assign the Leases or the Rents.

                        (v) Borrower shall not collect Rents more than sixty
(60) days prior to accrual.

                  (c) Huntington shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Borrower under any of the Leases; and Borrower hereby agrees to indemnify Huntington for, and to save Huntington harmless from, any and all liability, damage or expense arising from any of the Leases or from this assignment, including, without limitation, claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Huntington. All amounts indemnified against hereunder, including reasonable attorneys' fees if paid by Huntington, shall bear interest at the Default Rate of Interest, as defined in the Notes, and shall be payable by Borrower immediately without demand and shall be secured hereby. This assignment shall not place responsibility for the control, care, management, or repair of the Mortgaged Property upon Huntington or make Huntington responsible or liable for any negligence in the management, operation, upkeep, repair or control of same resulting in loss or damage or injury or death to any party.

                  (d) Upon the occurrence of an Event of Default as hereinafter defined:

                        (i) All Rents assigned hereunder shall be paid directly to Huntington, and Huntington may notify the tenants under the Leases (or any other parties in possession of the Mortgaged Property) to pay all of the Rents directly to Huntington at the address specified in Section 27 hereof, for which this assignment shall be sufficient warrant;

                        (ii) Huntington shall have the right to forthwith enter and take possession of the Mortgaged Property and to manage, operate, lease and develop the same; to collect as hereunder provided all or any Rents payable under the Leases; to make repairs as Huntington deems appropriate; and to perform such other acts in connection with the management, operation, development, leasing and construction of the Mortgaged Property as Huntington, in its sole discretion, may deem proper; and

                        (iii) Huntington shall have the right to forthwith enter into and upon the Mortgaged Property and take possession thereof, and to appoint an agent, or in the event of the institution of foreclosure proceedings to have a receiver appointed for the collection of the Rents.

         In the event that Huntington shall pursue its remedies under Subsections 17(d)(ii) or (iii) above, the net income, after allowing a reasonable fee for the collection thereof and the management of the Mortgaged Property, may be applied toward the payment of taxes, assessments, insurance premiums, repairs, protection of the Mortgaged Property or Huntington's lien thereon, and other charges against the Mortgaged Property and the costs of procurement of such insurance and of evidence of title to the Mortgaged Property, or any of them, or in the reduction of the Indebtedness and the payment of interest, as Huntington may elect. If the Rents are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Huntington for such purposes shall become indebtedness of Borrower to Huntington secured by the Mortgage. Unless Huntington and Borrower agree in writing to other terms of payment, such amounts shall be payable upon demand from Huntington to Borrower and shall bear interest from the date of disbursement at the Default Rate of Interest stated in the Notes.

         The exercise or failure to exercise any of the above remedies shall not in any way preclude or abridge the right of Huntington to foreclose the Mortgage or to take any other legal or equitable action thereon. Huntington shall have such rights or privileges as aforesaid regardless of the value of the Mortgaged Property given as security hereunder, and regardless of the solvency or insolvency of any party bound for the payment of the Indebtedness or the other sums hereby secured.

                  (e) Borrower hereby authorizes and directs the tenants under the Leases to pay Rents to Huntington upon written demand by Huntington, without further consent of Borrower, and the tenants may rely upon any written statement delivered by Huntington to the tenants. Any such payment to Huntington shall constitute payment to Borrower under the Leases.

                  (f) There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property and Improvements without the prior written consent of Huntington.

         18. SECURITY AGREEMENT. The Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the State of Missouri (the "UCC") for any of the Mortgaged Property comprising personal property and fixtures which may be subject to a security interest pursuant to the UCC, and Borrower hereby grants to Huntington a security interest in said personal property and fixtures, whether said property is now existing or hereafter acquired, together with replacements, replacement parts, additions, repairs and accessories incorporated therein or affixed thereto and, if sold or otherwise disposed of, the proceeds (including insurance proceeds) thereof. Borrower agrees to execute and deliver to Huntington UCC financing statements covering said personal property and fixtures from time to time and in such form as Huntington may require to perfect or maintain the priority of Huntington's security interest with respect to said personal property and fixtures. Borrower shall not create or suffer to be created any other security interest in said personal property and fixtures, including replacements thereof and additions thereto. Upon the occurrence of any Event of Default as set forth in Section 19 hereof, Huntington shall have the remedies of a secured party under the UCC and, at Huntington's option, may also invoke the remedies provided in Section 19 hereof with respect to such property.

         19. DEFAULT. The term "Event of Default" shall have the same meaning as set forth in the Loan Agreement, which meaning is incorporated by this reference herein.

         Upon the occurrence of any such Event of Default beyond any applicable cure period, at the option of Huntington, without notice or demand, the same being hereby expressly waived, the entire amount shall become immediately due and payable, and, in addition to any other right or remedy which Huntington may now or hereafter have at law, in equity, or under the Loan Documents, Huntington shall have the right and power: (a) to foreclose upon the Mortgage and the lien hereof; (b) to sell the Mortgaged Property according to law; and (c) to enter upon and take possession of the Mortgaged Property and/or have a receiver appointed therefor as set forth in Section 17 hereof.

         20. NO WAIVER. The failure of Huntington to exercise any option to declare the maturity of the principal debt or any other sums hereby secured under any provision of any of the Loan Documents, or to forbear from exercising any right or remedy available to Huntington under any provision of any of the other Loan Documents, shall not be deemed a waiver of the right to exercise such option, right or remedy or declare such maturity as to such past, continuing or subsequent violation of any of the covenants and agreements of the Loan Documents. Acceptance by Huntington of partial payments shall not constitute a waiver of any Event of Default. From time to time, Huntington may, at Huntington's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns, any junior lienholder or any of the Guarantors, without liability on Huntington's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in the Mortgage, extend the time for payment of the Indebtedness, or any part thereof, reduce the payments thereon, release anyone liable on any of said Indebtedness, accept a renewal note or notes therefor, release from the lien of the Mortgage any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any map or plan of the Mortgaged Property, consent to the granting of any easement, join in any extension or subordination agreement, or agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or to change the amount of the monthly installments payable thereunder. Any actions taken by Huntington pursuant to the terms of this Section 20 shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by the Mortgage and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any of the Guarantors, and shall not affect the lien or priority of lien of the Mortgage on the Mortgaged Property. Borrower shall pay Huntington a reasonable service charge, together with such title insurance premiums and attorney's fees as may be incurred at Huntington's option for any such action if taken at Borrower's request.

         21. PARCELS; WAIVER OF MARSHALLING. In the event of foreclosure of the Mortgage, the Mortgaged Property may be sold in one or more parcels or as an entirety as Huntington may elect.

         Notwithstanding the existence of any other security interests in the Mortgaged Property held by Huntington or by any other party, Huntington shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. Huntington shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who becomes liable for Borrower's obligations and covenants under the Mortgage, and any party who now or hereafter acquires a security interest in the Mortgaged Property, or any portion thereof, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         22. COSTS OF COLLECTION. Borrower hereby agrees to pay to Huntington all costs of foreclosing the Mortgage, and all costs of enforcing, collecting and securing, and of attempting to enforce, collect and secure, the Notes, including, without limitation, reasonable attorneys' fees, appraisers' fees, court costs, notice charges and title insurance charges, whether such attempt be made by suit, in bankruptcy, or otherwise, and such costs and any other sums due Huntington under the Loan Documents may be included in any judgment or decree rendered.

         23. RENT ROLL AND FINANCIAL STATEMENTS. Borrower shall maintain full and correct books and records open to Huntington's inspection, and shall furnish such financial information and reports as are referenced in the Loan Agreement.

         24. HAZARDOUS SUBSTANCES. (a) Borrower hereby covenants and agrees with Huntington that the following terms shall have the following meanings:

                        (i) "Environmental Laws" mean all federal, state and local laws, statutes, ordinances and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives with respect thereto.

                        (ii) "Hazardous Substance" means, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.), or any other applicable Environmental Law.

                        (iii) "Indemnitee" means Huntington, its participants in the loan evidenced by the Notes and all subsequent holders of the Mortgage, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors and any subsequent owner of the Property and Improvements who acquires title thereto from or through Huntington.

                        (iv) "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.) and the regulations promulgated thereunder.

         (b) Borrower represents and warrants to Huntington that, to its knowledge after due investigation: (i) the Property and Improvements are not being or have not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance in violation of any Environmental Laws; (ii) the Property and Improvements do not contain any Hazardous Substances in violation of any Environmental Laws; (iii) there has been no Release of any Hazardous Substance on, at or from the Property and Improvements or any property adjacent to or within the immediate vicinity of the Property and Improvements and Borrower has not received any form of notice or inquiry with regard to such a Release or threat of such a Release; (iv) no event has occurred with respect to the Property and Improvements which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law; (v) there are no agreements or orders or directives of any federal, state or local governmental agency or authority relating to the Property and Improvements which require any work, repair, construction, containment, clean up, investigations, studies, removal or other remedial action with respect to the Property and Improvements; and (vi) there are no actions, suits, claims or proceedings, pending or threatened, which seek any remedy, that arise out of the condition, ownership, use, operation, sale, transfer or conveyance of the Property and Improvements and (1) a violation or alleged violation of any applicable Environmental Law, (2) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, or (3) human exposure to any Hazardous Substance.

         (c) Borrower covenants and agrees with Huntington as follows:

                        (i) Borrower shall keep, and shall cause all operators, tenants, subtenants, licensees and occupants of the Property and Improvements to keep, the Property and Improvements free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Property and Improvements as a shopping center in accordance with all Environmental Laws.

                        (ii) Borrower shall comply with, and shall cause all operators, tenants, subtenants, licensee and occupants of the Property and Improvements to comply with, all Environmental Laws.

                        (iii) Borrower shall promptly provide Huntington with a copy of all notifications which it gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at or from the Property and Improvements or any property adjacent to or within the immediate vicinity of the Property and Improvements.

                        (iv) Borrower shall undertake and complete all investigations, studies, sampling and testing for Hazardous Substances reasonably required by Huntington and, in accordance with all Environmental Laws, all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Property and Improvements in violation of any Environmental Laws.

                        (v) Huntington shall have the right, but not the obligation, to cure any violation by Borrower of the Environmental Laws and Huntington's cost and expense to so cure shall be secured by the Mortgage.

         (d) Borrower covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitee arising out of the condition, ownership, use, operation, sale, transfer or conveyance of the Property and Improvements and (i) the storage, treatment generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, (iii) human exposure to any Hazardous Substance, (iv) a violation of any Environmental Law, or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Borrower herein (collectively, the "Indemnified Matters").

         The liability of Borrower to Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) the repayment of all sums and the satisfaction of all obligations of Borrower under the Notes, the Mortgage or other Loan Documents, (ii) the foreclosure of the Mortgage or the acceptance of a deed in lieu thereof, (iii) any amendment or modification of the Loan Documents by or for the benefit of Borrower or any subsequent owner of the Property and Improvements, (iv) any extensions of time for payment or performance required by any of the Loan Documents, (v) the release or discharge of the Mortgage or of Borrower, any of the Guarantors or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents whether by Huntington, by operation of law or otherwise, (vi) the invalidity or unenforceability of any of the terms or provisions of the Loan Documents, (vii) any exculpatory provision contained in any of the Loan Documents limiting Huntington recourse to property encumbered by the Mortgage or to any other security or limiting Huntington rights to a deficiency judgment against Borrower, (viii) any applicable statute of limitations, (ix) the sale or assignment of the Notes or the Mortgage, (x) the sale, transfer or conveyance of all or part of the Property and Improvements, (xi) the dissolution or liquidation of Borrower, (xii) the death or legal incapacity of Borrower, (xiii) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (xiv) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Borrower under the Notes or the Mortgage.

         The foregoing indemnity shall be in addition to any and all other obligations and liabilities Borrower may have to Huntington at common law.

         25. SUBORDINATE MORTGAGES. Borrower shall not, without the prior written consent of Huntington, which consent may be withheld in Huntington's sole discretion, grant or permit to be created any lien, security interest or other encumbrance, other than Permitted Encumbrances, covering any of the Mortgaged Property (each a "Subordinate Mortgage"). If Huntington consents to a Subordinate Mortgage or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Mortgage shall contain express covenants to the effect that:

                  (a) the lien of the Subordinate Mortgage and all instruments incorporated therein by reference is and always shall be unconditionally subordinate to the lien of the Mortgage and to all advances made pursuant to, and sums secured by, the Mortgage, and the Mortgage and all instruments incorporated herein by reference may be renewed, extended, restructured, modified, increased or reinstated at any time without giving notice to or obtaining the consent of the Subordinate Mortgage holder;

                  (b) if any action shall be instituted to foreclose or otherwise enforce the Subordinate Mortgage, no tenant of any of the Leases shall be named as a party defendant and no action shall be taken which would terminate any occupancy or tenancy without the prior written consent of Huntington;

                  (c) in the event of any conflict between the covenants and agreements of the Mortgage and the Subordinate Mortgage, the covenants and agreements of the Mortgage shall prevail;

                  (d) Rents, if collected by or for the holder of the Subordinate Mortgage, shall be applied first to the payment of the Indebtedness and expenses incurred in the ownership, operation and maintenance of the Mortgaged Property in such order as Huntington may determine, prior to being applied to any indebtedness secured by the Subordinate Mortgage;

                  (e) a copy of any notice of default under the Subordinate Mortgage and written notice and opportunity to cure of not less than thirty (30) days prior to the commencement of any action to foreclose or otherwise enforce the Subordinate Mortgage shall be given to Huntington; and

                  (f) the holder of the Subordinate Mortgage shall acknowledge the existence of the Indebtedness secured hereby and further acknowledge that the lien of the Mortgage shall at all times be and remain superior and prior to the lien of the Subordinate Mortgage to the extent of the entire Indebtedness secured hereby, notwithstanding any change in the variable rate of interest being charged under the Notes.

         26. BUSINESS PURPOSE. Borrower covenants that the proceeds of the loan and secured by this Instrument will be used for business purposes as specified in Section 408.015(2) of the Revised Statutes of Missouri, as amended, and that the principal obligation secured hereby constitutes a business loan which comes within the purview of said Section.

         27. NOTICE. Any notice required or permitted to be given hereunder shall be in writing. If mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, then such shall be effective upon its deposit in the mails. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of Borrower and Huntington shall be as set forth below; provided however, that either party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party.

         If to Borrower:   Glimcher Properties Limited Partnership
                           20 South Third Street
                           Columbus, Ohio  43215
                           Attention: General Counsel

         If to Huntington: The Huntington National Bank
                           Commercial Real Estate Group
                           41 South High Street
                           Columbus, Ohio 43215
                           Attention:  Carol G. Smith, Vice President

         28. MISCELLANEOUS. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. If any provision of the Mortgage is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable, or hereafter rendered void, voidable or otherwise unenforceable, the remainder of the Mortgage shall not be affected thereby, but shall be construed as if it does not contain such provision. Each right and remedy provided in the Mortgage is distinct and cumulative to all other rights or remedies under the Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever. The Mortgage shall be governed by and construed under the laws of the State of Ohio.

         HUNTINGTON, BY ACCEPTANCE OF THIS MORTGAGE, AND BORROWER HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT OF THE OTHER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO HUNTINGTON AND BORROWER TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY HUNTINGTON'S ABILITY TO PURSUE ITS REMEDIES.

         29. LOAN ADVANCES. This Instrument shall secure unpaid balances of loan advances which Lender is obligated to make, either before or after or both before and after, this Instrument is delivered to the Recorder for record pursuant to the provisions of the Loan Agreement and unreimbursed payments under letters of credit which Lender is obligated to issue both before after this Instrument is delivered to the Recorder for record. The maximum amount of the unpaid principal balance of said obligatory loan advances and unreimbursed payments under letters of credit, in the aggregate and exclusive of interest accrued thereon, which may be outstanding at any time is $190,000,000.00.

         30. SUBSTITUTE TRUSTEE. Huntington's option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Deed of Trust is recorded. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee herein and by applicable law.

         IN WITNESS WHEREOF, Borrower has caused the Mortgage to be executed this 15th day of May, 1997.

Signed and acknowledged                  Borrower:
in the presence of:                      GLIMCHER PROPERTIES LIMITED
                                         PARTNERSHIP

 /s/ Dennis J. Kovach                    By: Glimcher Properties Corporation,
---------------------------------          a Delaware corporation,
Witness Dennis J. Kovach                       its sole General Partner
        -------------------------
                  (printed)


 /s/ Robert C. Kiger                     By: /s/ David J. Glimcher
---------------------------------            -----------------------------
Witness Robert C. Kiger                        David J. Glimcher, President
        -------------------------
          (printed)
                                         THE CORPORATION HAS NO SEAL
STATE OF OHIO,
                                      ):ss
COUNTY OF FRANKLIN,

         On this 15th day of May, 1997, before me, appeared David J. Glimcher to me personally known, who being by me duly sworn, did say that he is the President of Glimcher Properties Corporation, a Delaware corporation, the General Partner of GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors as the General Partner of said limited partnership, and said David J. Glimcher acknowledged said instrument to be the free act and deed of said corporation as the General Partner of said limited partnership and to be the free act and deed of said limited partnership. The corporation has no seal.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Columbus, Ohio, the day and year first above written.


                                            /s/ Robert C. Kiger
                                            ---------------------------------
                                            Notary Public









This instrument prepared by:

Robert C. Kiger, Attorney at Law
PORTER, WRIGHT, MORRIS & ARTHUR
41 South High Street, #3100
Columbus, Ohio 43215

The Huntington National Bank
Commercial Real Estate Group

COLUMBUS/140710.02

                                    EXHIBIT A

                                LEGAL DESCRIPTION

A tract of land lying in the West One-Half (W 1/2) of the Northwest Quarter (NW 1/4), and part of Lot One (1), in Hubbard's Subdivision in the East Half (E 1/2) of the Northwest Quarter (NW 1/4), Section Thirty (30), Township Fifty-Seven
(57) North, Range Four (4) West, in the City of Hannibal Marion County, Missouri, and being more fully described as follows: From a point marking the Northeast corner of the West One-Half (W 1/2) of the Northwest Quarter (NW 1/4) of Section Thirty (30); thence run South along the East line of the West One-Half (W 1/2) of the Northwest Quarter (NW 1/4), 541.2 feet to an iron pipe on the South right of way line of West Ely Road; thence North 85(degree) and 39' West along said South line of West Ely Road; 31.34 feet to an iron pipe on the South line of said West Ely Road, and said iron pipe marking the true point of beginning; thence South 02(degree) and 47' East along the West side of West Ely Creek, 51.9 feet to an iron pipe; thence South 18(degree) and 37' East along the West side of said West Ely Creek, 90.2 feet to an iron pipe; thence South 12(degree) and 17' East along the West side of said West Ely Creek, 215.20 feet to an iron pipe, thence South 57(degree) and 13' East along the West side of said West Ely Creek, 63.35 feet to a right of way marker on the Westerly right of way line of U.S. Route 61; thence South 34(degree) and 03' East along the Westerly right of way line of said U.S. Route 61 a distance of 75.52 feet to an iron pipe; thence South 33(degree) and 57' East along the Westerly right of way line of said U.S. Route 61, a distance of 16.70 feet to a right of way marker; thence South 03(degree) and 51' East along the Westerly right of way line of said U.S. Route 61, a distance of 273.20 feet to an iron pipe; thence South 89(degree) and 44' West, 169.16 feet to an iron pipe; thence South 00(degree) and 00' West, 150.00 feet to a point in the center of Minnow Branch; thence North 54(degree) and 00' West along the centerline of said Minnow Branch, 190.00 feet to a point; thence North 58(degree) and 00' West along the centerline of said Minnow Branch, 258.00 feet to a point on the West property line; thence North 00(degree) and 00' East, 659.30 feet to an iron pipe on the South line of West Ely Road; thence South 85(degree) and 39' East along the South line of West Ely Road, 342.88 feet to the point of beginning. With the above described subject to an easement heretofore conveyed to the City of Hannibal for utility purposes.